UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2009
SPARTON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1000 (Commission File Number)	38-1054690 (IRS Employer Identification No.)

2400 East Ganson Street Jackson, Michigan (Address of Principal Executive Offices)	49202 (Zip Code)
Registrant’s telephone number, including area code: (517) 787-8600
N/A

(Former Name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 30, 2009, Sparton Corporation (“Sparton” or the “Company”) entered into an employment agreement (the “Employment Agreement”) with Greg Slome pursuant to which Mr. Slome will serve as the Company’s Senior Vice President and Chief Financial Officer. The Employment Agreement provides for at-will employment and has an effective date of April 1, 2009 (the “Effective Date”). Under the terms of the Employment Agreement, the Company will pay Mr. Slome an annual base salary of $235,000. In addition, Mr. Slome is eligible to receive an annual bonus of up to 35% of his annual salary. Sparton will also reimburse Mr. Slome for reasonable relocation costs and moving expenses in accordance with the Company’s Relocation Policy and as approved by the Chief Executive Officer. Mr. Slome is entitled to certain employee benefits, including two (2) weeks paid vacation; health, dental, vision, disability and life insurance; participation in any 401(k), pension or profit-sharing plan maintained by the Company; a monthly car allowance; and reimbursement of out-of-pocket business expenses.
     Mr. Slome’s employment under the Employment Agreement may be terminated: (i) by either Mr. Slome or the Company for any reason upon thirty (30) days prior written notice to the other party; (ii) by the Company at any time for cause; (iii) by the Company upon the death or disability of Mr. Slome; (iv) by Mr. Slome in the event of a material change in his title or responsibilities; and (v) by Mr. Slome upon a change in control of Sparton. If the Company terminates Mr. Slome’s employment for any reason other than his death, disability or for cause, or if Mr. Slome terminates his employment under (iv) or (v) above, the Company will pay Mr. Slome severance in an amount equal to six (6) months of his current salary and will pay six (6) months of COBRA premiums for medical insurance for Mr. Slome and/or his dependents if he so elects. Under the Employment Agreement, Mr. Slome has agreed not to: (i) disclose confidential information of the Company during or after his employment with the Company; (ii) solicit Company customers and employees during the term of his employment and for two (2) years after termination; or (iii) directly or indirectly compete with the Company during the term of his employment and for one (1) year after termination.
     Pursuant to the terms of the Employment Agreement, Mr. Slome shall be eligible to participate in the Company’s long-term incentive plan. Additionally, Mr. Slome was granted twenty thousand (20,000) shares of the Company’s common stock as restricted stock pursuant to the Company’s standard Award Agreement and the Amended and Restated Sparton Corporation Stock Incentive Plan. The restricted stock will vest as follows: (i) seventeen percent (17%) of the shares will vest six (6) months after the Effective Date; (ii) sixteen percent (16%) of the shares will vest on the first (1st) anniversary of the Effective Date; (iii) thirty three percent (33%) of the shares will vest on the second (2nd) anniversary of the Effective Date; and (iv) the remainder of the shares will vest on the third (3rd) anniversary of the Effective Date.
     The description of the Employment Agreement herein is qualified in its entirety by the terms of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.
     Mr. Slome, age 46, most recently served from June 2000 to October 2007 as Director of Treasury and International Finance at U.S. Robotics Corporation, located in Schaumburg, Illinois. Mr. Slome has been serving as a consultant to Sparton since January of 2009 and previously served as a consultant to Ingenient Technologies, Inc. from April of 2008 through August of 2008. Mr. Slome is not a director of the Company or any other registered company. There are no familial relationships between

Mr. Slome and any director or executive officer of the Company. In connection with his appointment, Mr. Slome entered into the Employment Agreement with the Company.
     Effective April 1, 2009, Richard Langley shall cease to be the President of Sparton. The Company and Mr. Langley are negotiating a Retirement Agreement, which will be filed upon execution. Additionally, effective April 1, 2009, Cary Wood was appointed President, in addition to Chief Executive Officer.
     Effective April 1, 2009, Joseph S. Lerczak shall cease to be the Chief Financial Officer of the Company and will transition to a role as a Group Controller. Prior to his appointment as Chief Financial Officer on April 25, 2008, Mr. Lerczak was the interim Chief Financial Officer beginning on March 10, 2008. Prior to his appointment as interim Chief Financial Officer, Mr. Lerczak was the Corporate Controller for seven years and Secretary of the Company for six years. No familial relationship exists between Mr. Lerczak and any other executive officer or director of the Company. Since the beginning of the Company’s last fiscal year, Mr. Lerczak has not engaged in or proposed to engage in any related party transaction as described in Item 404(a) of Regulation S-K. Mr. Lerczak is not a director of the Company or any other registered company.
     A copy of the press release issued by the Company announcing these matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     Sparton is holding a call on Friday, April 3, 2009 at 11:00 EDT to update interested parties regarding the Company’s turnaround actions taken to date, and the impact they will have on Sparton’s future performance. The Company will also briefly address its 2009 financial performance as of the second quarter and provide an update as to the Company’s status with the New York Stock Exchange listing standards. Interested parties may participate in the conference call by dialing +1 (800) 741-4871 (domestic), participant code: 2674058 ten minutes before the call is scheduled to begin and asking to be connected to the Sparton conference call. International callers should use the applicable phone number found at the following link:
https://g8.cfer.com/g8.jsp?an=8005048071&ac=2674058&login=login
     The webcast link for the slide presentation that will be referenced during the call is:
https://www.livemeeting.com/cc/gc_min_pro_usa/join?id=2KM974&role=attend
     The slide presentation and a replay of the live conference call will be available on the Company’s website at www.sparton.com under the heading “Investor Relations” and, subsequently “April 3rd Investor & Analyst Call,” for a period of two (2) years after the date of the live call.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 10.1 —	Employment Agreement dated March 30, 2009 by and between Sparton Corporation and Greg Slome.

Exhibit 99.1 —	Press release dated March 31, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION
Dated: March 31, 2009	By:	/s/ Cary B. Wood
Cary B. Wood, Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

Exhibit 10.1	Employment Agreement effective April 1, 2009, by and between Sparton Corporation and Greg Slome.

Exhibit 99.1	Press release dated March 31, 2009.